Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Computer Systems Reports First Quarter Fiscal 2011 Results

First quarter operating results highlights include:

Revenues of $52.1 million

Operating cash flow of $9.4 million

GAAP diluted earnings per share from continuing operations of $0.16

Adjusted EBITDA of $8.8 million

CHELMSFORD, Mass. – October 26, 2010 – Mercury Computer Systems, Inc. (NASDAQ: MRCY) reported operating results for its first quarter of fiscal 2011 ended September 30, 2010. All results are presented and compared on a continuing operations basis.

First Quarter Fiscal 2011 Results

First quarter fiscal 2011 revenues were $52.1 million, an increase of $4.7 million from the first quarter of the prior fiscal year. Revenues from commercial customers increased by $7.8 million and revenues from defense customers decreased by $3.1 million as compared with the prior year’s first quarter.

GAAP income from continuing operations for the first quarter of fiscal 2011 was $3.7 million, or $0.16 per diluted share, compared to $4.4 million, or $0.19 per diluted share, for the prior year’s first quarter.

First quarter fiscal 2011 GAAP income from continuing operations includes approximately $2.1 million in tax expense, $1.4 million in depreciation expense, $1.3 million in stock-based compensation costs, and $0.3 million in amortization of acquired intangible assets. Excluding the impact of these items, first quarter fiscal 2011 adjusted EBITDA (earnings from continuing operations before interest income and expense, income taxes, depreciation, amortization of acquired intangible assets, restructuring, impairment of long-lived assets, acquisition costs and other related expenses, and stock-based compensation costs) was $8.8 million, compared to $7.8 million for the prior year’s first quarter.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.978-256-1300 — Fax 978-256-3599 — www.mc.com

Mercury Reports First Quarter Fiscal 2011 Results, Page 2

Cash flows from operating activities were a net inflow of $9.4 million in the first quarter of fiscal 2011, compared to a net inflow of $2.6 million in the first quarter of fiscal 2010. Free cash flow, defined as cash flow from operating activities less capital expenditures, in the first quarter of fiscal 2011 was a net inflow of $7.8 million, compared to a net inflow of $1.8 million in the first quarter of fiscal 2010. Cash, cash equivalents, and marketable securities and related receivables as of September 30, 2010 were $82.2 million, an increase of $8.0 million from June 30, 2010, as a result of additional cash generated by operating activities.

“We have focused Mercury on key defense markets – including ISR, ballistic missile defense and electronic warfare – where we expect to see continued strength in Defense Department funding and foreign military sales in the years ahead,” said Mark Aslett, President and CEO, Mercury Computer Systems. “At the same time, we have been aligning the company’s business model with the evolving needs of our customers in a defense market driven by budget constraints and procurement reform initiatives.”

“The services and systems integration business we have developed within ACS has successfully positioned Mercury as a trusted outsourcing partner for the government’s key prime contractors as they seek more affordable, commercially developed, application ready subsystems for their various markets. These subsystems are enabling us to win new higher-value designs on important, well-funded defense programs,” Aslett said. “Our Mercury Federal Systems business will enable us to make our next strategic transition: to build upon our commercially developed application ready subsystems and provide the primes with affordable ISR subsystems that deliver even greater value.”

“Mercury’s defense bookings in the first quarter of fiscal 2011 increased 9 percent year-over-year,” said Aslett. “They included an order for the Taiwan Patriot missile system through Raytheon, business on the Aegis anti-ballistic missile defense platform, and

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.978-256-1300 — Fax 978-256-3599 — www.mc.com

Mercury Reports First Quarter Fiscal 2011 Results, Page 3

additional orders for the ASIP airborne signals intelligence package. In addition, Mercury’s new business pipeline continues to grow, and we recorded 13 defense design wins in the quarter. The five-year probable value of those wins was up 318 percent from the first quarter a year ago.”

“Our efforts to improve the company’s financial performance also continued to generate positive results,” Aslett said. “Total revenue, GAAP income from continuing operations and adjusted EBITDA for the first quarter exceeded the top end of our guidance range. Total bookings and 12-month backlog were up 6 percent and 45 percent, respectively, year-over year. With enhanced working capital efficiencies, healthy cash flows from operations and a strong balance sheet with no debt, Mercury is well prepared to capitalize on the opportunities ahead. We expect fiscal 2011 to be another year of solid growth on the top and bottom lines, showing continued progress toward reaching our long-term operating model as the business expands.”

Backlog

Mercury’s total backlog at September 30, 2010 was $104.1 million, a $0.5 million sequential decrease from June 30, 2010, and a $4.7 million increase from September 30, 2009. Of the September 30, 2010 total backlog, $90.8 million represents orders scheduled to be shipped over the next 12 months. The book-to-bill ratio was 0.99-to-1 for the first quarter of fiscal 2011 compared to 1.03-to-1 for the first quarter of fiscal 2010.

Revenues by Operating Segment

Advanced Computing Solutions (ACS) — Revenues for the first quarter of fiscal 2011 from ACS were $51.9 million, representing an increase of $6.6 million from the first quarter of fiscal 2010, due to an increase of $7.8 million in commercial and a decrease of $1.2 million in defense. Approximately 72 percent of ACS revenues for the first quarter of fiscal 2011 related to defense business, as compared to approximately 85 percent in the first quarter of fiscal 2010.

Mercury Federal Systems (MFS) — Revenues for the first quarter of fiscal 2011 from MFS were $1.9 million, representing a decrease of $1.3 million from the first quarter of fiscal 2010.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.978-256-1300 — Fax 978-256-3599 — www.mc.com

Mercury Reports First Quarter Fiscal 2011 Results, Page 4

The revenues by operating segment do not include adjustments to eliminate any intercompany revenues of $1.7 million included in those operating segments.

Business Outlook

This section presents our current expectations and estimates, given current visibility, on our business outlook for the upcoming fiscal quarter. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks, including those listed in the Safe Harbor Statement below, with respect to these estimates, and make themselves aware of the risk factors that may impact our actual performance.

For the second quarter of fiscal 2011, revenues are expected to be in the range of approximately $54 million to $55 million. At this range, GAAP income from continuing operations per diluted share is expected to be in the range of $0.10 to $0.12.

Adjusted EBITDA for the second quarter of fiscal 2011 is expected to be in the range of $7.1 million to $7.7 million.

Recent Highlights

July — Mercury Computer Systems announced the Ensemble™ 6000 6U SBC6521, the first module in a line of Intel®-based, multi-plane-enabled 6U modules. Specifically designed and optimized for high-density processing, high memory bandwidth, and I/O in a single OpenVPX™ slot within an ISR subsystem, the SBC6521 module also serves as the subsystem host for the previously announced GPU-based Ensemble 6000 Series GSC6200. Together, these modules form the basis for embedded rugged defense surveillance platforms, performing processing, exploitation, and dissemination (PED). When augmented with these modules, PED applications can achieve 10-60 times greater performance compared to previous generation systems.

July — Mercury Computer Systems was recognized with two Editor’s Choice Awards for market-leading, standards-based solutions to complex embedded computing challenges that exponentially simplify and speed application development. The awards from Military Embedded Systems magazine focus on the latest examples in Mercury’s history of innovations for embedded computing.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.978-256-1300 — Fax 978-256-3599 — www.mc.com

Mercury Reports First Quarter Fiscal 2011 Results, Page 5

August — Mercury Computer Systems announced it will deliver systems architecture, development, qualification and integration services to Raytheon National & Theater Security Programs division for a rugged, high-speed data storage and recording subsystem to be deployed in the AN/TPY-2 Missile Defense Program. As an integral part of the Ballistic Missile Defense System, the Raytheon AN/TPY-2 provides advanced mobile, multi-function radar with long-range surveillance designed to search, acquire, track, and discriminate ballistic missile threats from non-threats. Per Raytheon’s requirements, Mercury will provide a technology refresh specially architected to be as close to the original system configuration as possible. Mercury will also qualify and integrate both Mercury and third-party components, and provide software modifications to ensure full interoperability and backward compatibility.

August — Mercury Computer Systems announced its revolutionary, protocol-agnostic, multi-standard switch fabric technology called Protocol Offload Engine Technology - POET™. POET is the industry’s first multi-fabric connectivity solution for Intel® processors that empowers companies to migrate to open solutions, future-proof their applications and guard their investment by ensuring a wide range of standards can be implemented without costly hardware changes. Delivering on the commitment to bring Intel-based computing solutions to best-of-breed ISR subsystems, Mercury’s innovative multi-fabric interconnect technology optimizes flexibility, portability and performance allowing customers protection of their technology investments.

August — Mercury Computer Systems announced the Ensemble™ 6000 Series 6U OpenVPX Intel® Core™ i7 LDS6520 Module, the first embedded computing product combining Intel’s Core i7 processor family with the previously announced Protocol Offload Engine Technology (POET™) fabric interconnect. Together with POET, the module enables new levels of subsystem application performance for ISR applications. This announcement is another example of Mercury’s innovation to deliver best-of-breed solutions for supporting demanding radar, EW, and EO/IR applications via products based on industry open standards.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.978-256-1300 — Fax 978-256-3599 — www.mc.com

Mercury Reports First Quarter Fiscal 2011 Results, Page 6

September — Mercury Computer Systems announced it is bringing to market an open, standards-based solution for the Active Electronic Warfare (EW) domain. The Mercury offering exploits the multi-plane capabilities and open standard characteristics of OpenVPX™, implemented in a 6U form factor to deliver maximum flexibility and performance for both ground mobile and fixed ground platforms. Customization, integration and test services are available to support layering an application onto the 6U modules for faster time to market and deployment of new Active EW capabilities.

Conference Call Information

Mercury will host a conference call on Tuesday, October 26, 2010, at 5:00 p.m. EDT to discuss the first quarter fiscal 2011 results and review the financial and business outlook going forward.

To listen to the conference call, dial (888) 228-5274 in the USA and Canada, and (913) 312-1468 in all other countries. The conference code number is 4488434. Please call five to ten minutes prior to the scheduled start time. This call will also be broadcast live over the web at www.mc.com/investor under “Financial Events.”

A replay of the call by telephone will be available from approximately 8:00 p.m. EDT on Tuesday, October 26, 2010, through 8:00 p.m. EDT on Saturday, November 6, 2010. To access the replay, dial (888) 203-1112 in the USA and Canada, and (719) 457-0820 in all other countries. Enter access code 4488434. A replay of the webcast of the call will be available for an extended period of time on the Financial Events page of the Company’s website at www.mc.com/investor.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA excludes certain non-cash and other specified charges. Free cash flow is defined as cash flows from operations activities less capital expenditures. The Company believes these non-GAAP financial measures are useful to help investors better understand

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.978-256-1300 — Fax 978-256-3599 — www.mc.com

Mercury Reports First Quarter Fiscal 2011 Results, Page 7

its past financial performance and prospects for the future. However, the presentation of adjusted EBITDA and free cash flow is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes the adjusted EBITDA and free cash flow financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.

Mercury Computer Systems, Inc. – Where Challenges Drive Innovation®

Mercury Computer Systems (www.mc.com, NASDAQ: MRCY) is a best of breed provider of open, application-ready, multi-INT subsystems for the ISR market. With 25+ years’ experience in embedded computing, superior domain expertise in radar, EW, EO/IR, C4I, and sonar applications, and more than 300 successful program deployments including Aegis, Global Hawk, and Predator, Mercury’s Services and Systems Integration team leads the industry in partnering with defense and commercial customers to design and integrate system-level solutions that minimize program risk, maximize application portability, and accelerate customers’ time to market.

Mercury is based in Chelmsford, Massachusetts, and serves customers worldwide through a broad network of direct sales offices, subsidiaries, and distributors.

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2011 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, continued funding of defense programs, the timing of such funding, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and divestitures or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.978-256-1300 — Fax 978-256-3599 — www.mc.com

Mercury Reports First Quarter Fiscal 2011 Results, Page 8

Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2010. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #

Contact:

Robert Hult, CFO, Mercury Computer Systems, Inc.

978-967-1990

Ensemble and POET are trademarks; and Challenges Drive Innovation, Echotek, and RACE++ are registered trademarks of Mercury Computer Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.978-256-1300 — Fax 978-256-3599 — www.mc.com

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2010	June 30, 2010
Assets
Current assets:
Cash and cash equivalents	$82,239	$56,241
Marketable securities and related receivables	—	18,025
Accounts receivable, net	31,519	36,726
Unbilled receivables	8,020	6,938
Inventory	18,866	17,622
Deferred tax assets	5,314	5,393
Prepaid income taxes	746	2,546
Prepaid expenses and other current assets	3,100	2,363

Total current assets	149,804	145,854

Restricted cash	3,000	3,000
Property and equipment, net	10,631	10,298
Goodwill	57,653	57,653
Acquired intangible assets, net	1,321	1,141
Deferred tax assets, net	5,360	5,419
Other non-current assets	1,730	973

Total assets	$229,499	$224,338

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$11,485	$10,533
Accrued expenses	5,064	5,197
Accrued compensation	8,381	10,723
Income taxes payable	1,845	220
Deferred revenues	7,498	7,932

Total current liabilities	34,273	34,605

Deferred gain on sale-leaseback	6,424	6,713
Income taxes payable	1,872	1,836
Other non-current liabilities	2,365	2,072

Total liabilities	44,934	45,226

Shareholders’ equity:
Common stock	230	229
Additional paid-in capital	111,926	110,270
Retained earnings	71,301	67,671
Accumulated other comprehensive income	1,108	942

Total shareholders’ equity	184,565	179,112

Total liabilities and shareholders’ equity	$229,499	$224,338

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,
	2010	2009
Net revenues	$52,108	$47,431
Cost of revenues (1)	21,448	20,129

Gross margin	30,660	27,302

Operating expenses:
Selling, general and administrative (1)	14,197	11,344
Research and development (1)	10,899	10,196
Amortization of acquired intangible assets	320	434
Restructuring	(1)	273

Total operating expenses	25,415	22,247

Income from operations	5,245	5,055

Interest income	7	79
Interest expense	(9)	(57)
Other income, net	516	254

Income from continuing operations before income taxes	5,759	5,331

Income tax expense	2,077	906

Income from continuing operations	3,682	4,425
(Loss) income from discontinued operations, net of tax	(52)	30
Loss on sale of discontinued operations, net of tax	—	(97)

Net income	$3,630	$4,358

Basic net earnings (loss) per share:
Continuing operations	$0.16	$0.20
(Loss) income from discontinued operations	—	—
Loss on sale of discontinued operations	—	(0.01)

Net income	$0.16	$0.19

Diluted net earnings (loss) per share:
Continuing operations	$0.16	$0.19
(Loss) income from discontinued operations	—	—
Loss on sale of discontinued operations	—	—

Net income	$0.16	$0.19

Weighted average shares outstanding:
Basic	22,944	22,400

Diluted	23,411	22,741

(1)Includes stock-based compensation expense, which was allocated as follows:
Cost of revenues	$43	$37
Selling, general and administrative	$1,140	$400
Research and development	$107	$52

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net income	$3,630	$4,358
Depreciation and amortization	1,748	1,688
Other non-cash items, net	700	(1,627)
Changes in operating assets and liabilities	3,272	(1,812)

Net cash provided by operating activities	9,350	2,607

Cash flows from investing activities:
Sales of marketable securities	18,025	402
Purchases of property and equipment	(1,595)	(817)
Proceeds on sale of discontinued operations, net	—	216
Payments for acquired intangible assets	(558)	(58)

Net cash provided by (used in) investing activities	15,872	(257)

Cash flows from financing activities:
Proceeds from employee stock option and purchase plans	294	73
Repurchases of common stock	—	(225)
Payments under lines of credit	—	(259)
Payments under capital leases	(78)	(37)
Excess tax benefits from stock-based compensation	554	336

Net cash provided by (used in) financing activities	770	(112)

Effect of exchange rate changes on cash and cash equivalents	6	62

Net increase in cash and cash equivalents	25,998	2,300

Cash and cash equivalents at beginning of period	56,241	46,950

Cash and cash equivalents at end of period	$82,239	$49,250

UNAUDITED SUPPLEMENTAL INFORMATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items allows comparisons of operating results that are consistent across past, present, and future periods. The adjustments to this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financed arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any correlation to underlying operating performance.

Amortization of acquired intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made in recent years and license agreements. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

Restructuring. The Company incurs restructuring charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. Management believes this item is outside the normal operations of the Company’s business and is not indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Acquisition costs and other related expenses. The Company incurs costs associated with third-party professional services related to acquisition and potential acquisition opportunities, such as legal and accounting fees, and adjustments to acquisition-related items, such as contingent consideration, that are required to be marked to fair value each reporting period. Although we may incur such costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Management believes the exclusion of these items eliminates fluctuations in our selling, general, and administrative expenses related to acquisition activity which we cannot forecast.

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent with periods prior to the Company’s adoption of FASB ASC 718, and allows comparisons of the Company’s operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation.

Mercury uses adjusted EBITDA as a principal indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the non-GAAP financial measure to its most directly comparable GAAP financial measure.

	Three Months Ended September 30,
	2010	2009
Income from continuing operations	$3,682	$4,425
Interest expense (income), net	2	(22)
Income tax expense	2,077	906
Depreciation	1,428	1,254
Amortization of acquired intangible assets	320	434
Restructuring	(1)	273
Impairment of long-lived assets	—	—
Acquisition costs and other related expenses	—	—
Stock-based compensation expense	1,290	489

Adjusted EBITDA	$8,798	$7,759

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by (used in) operating activities less expenditures for purchases of property and equipment and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures are unusual, infrequent, or non-recurring.

The following table reconciles the non-GAAP financial measure to its most directly comparable GAAP financial measure.

	Three Months Ended September 30,
	2010	2009
Cash flows from operations	$9,350	$2,607
Purchases of property and equipment	(1,595)	(817)

Free cash flow	$7,755	$1,790

MERCURY COMPUTER SYSTEMS, INC.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE

Quarter Ending December 31, 2010

(In thousands, except per share data)

Beginning with the first quarter of fiscal 2010, the Company changed its reported non-GAAP measure of financial performance to adjusted EBITDA. The Company defines adjusted EBITDA as income from continuing operations before interest, income taxes, depreciation, amortization of acquired intangible assets, restructuring, impairment of long-lived assets, acquisition costs and other related expenses, and stock-based compensation costs.

The following table reconciles the adjusted EBITDA financial measure to its most directly comparable GAAP measure:

	Range
	Low	High

GAAP expectation — Income from continuing operations per diluted share	$0.10	$0.12

GAAP expectation — Income from continuing operations	$2,426	$2,765

Adjust for:
Interest expense, net	1	1
Income tax expense	1,372	1,563
Depreciation	1,635	1,635
Amortization of acquired intangible assets	359	359
Restructuring	—	—
Impairment of long-lived assets	—	—
Acquisition costs and other related expenses	—	—
Stock-based compensation expense	1,329	1,329

Adjusted EBITDA expectation	$7,122	$7,652